UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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SJW Group

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SJW GROUP ANNOUNCES CHANGE OF LOCATION FOR THE 2020 ANNUAL

MEETING OF STOCKHOLDERS

SAN JOSE, Calif., March 19, 2020 – SJW Group (NYSE: SJW) today provided notice of a change in the location for the Company’s 2020 Annual Meeting of Stockholders via the filing of additional proxy materials with the SEC.

Due to the emerging public health impact of the coronavirus outbreak (COVID-19), and to support the health and well-being of the Company’s employees, stockholders and partners, the Company will hold its 2020 Annual Meeting of Stockholders in a virtual meeting format only. Stockholders of record as of the close of business on March 4, 2020 can attend the virtual annual meeting via the internet at www.virtualshareholdermeeting.com/SJW2020 by using the 16-digit control number included on the proxy card or voting instruction form.

The Company urges stockholders to vote and submit proxies in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

About SJW Group

SJW Group is the second largest investor-owned pure play water and wastewater utility based on rate base in the United States, providing life-saving and high-quality water service to nearly 1.5 million people. SJW Group’s locally led and operated water utilities - San Jose Water Company in California; Connecticut Water Company, Avon Water Company and Heritage Village Water Company in Connecticut; Maine Water Company in Maine; and SJWTX, Inc. (dba Canyon Lake Water Service Company) in Texas - possess the financial strength, operational expertise and technological innovation to safeguard the environment, deliver outstanding service to customers and provide opportunities to employees. SJW Group remains focused on investing in its operations, remaining actively engaged in its local communities and delivering continued sustainable value to its shareholders. For more information about SJW Group, please visit www.sjwgroup.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements including, but not limited to, statements relating to SJW Group’s annual meeting, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Group to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Results for a quarter are not indicative of results for a full- year due to seasonality and other factors. Other factors that may cause actual results, performance or achievements to materially differ are described in SJW Group’s most recent reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. SJW Group undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SJW Group

Willie Brown, (408) 918-7280

Corporate Secretary and Assistant General Counsel